Exhibit 26 (g) iii. a. 7.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(formerly Allianz Life Insurance Company of North America)

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: January 1, 1999

Coverage: Variable Life Plus Inforce / First Dollar Quota Share

Effective May 1, 2012, the Amendment Effective Date, Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the attached Schedule B – Reinsurance Limits revising the            .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	3/25/13

Print name	Julie A. Decker

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Susan Willeat	Date:	3/25/2013

Print name	Susan Willeat

Title:	VP & Actuary

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SCHEDULE B: REINSURANCE LIMITS

(Effective May 1, 2012)

1.	BASIS OF REINSURANCE: The Reinsurer shall participate in a pool of reinsurers on a .

2.	CEDING COMPANY’S PARTICIPATION: The Ceding Company shall retain % of each .

3.	REINSURANCE PARTICIPATION: The Reinsurer’s participation shall be % of the reinsurance pool .

4.	The Reinsurer will not reinsure on an automatic basis .